Exhibit 99.1

Enerpac Tool Group Reports First Quarter Fiscal 2024 Results and Affirms Full-Year Guidance

First Quarter of Fiscal 2024 Continuing Operations Highlights*

  Net sales were $142 million, a 1.9% increase year-over-year, with organic growth of 5.5%**
  Gross margin expanded 360 basis points year-over-year to 52.3%
  GAAP operating margin was 20.2% and adjusted operating margin was 22.8%
  Net earnings were $18 million, or $0.33 per share
  Adjusted EBITDA was $35 million, an increase of 31% year-over-year. Adjusted EBITDA margin was 24.6%, an increase of 550 basis points year-over-year.
  Returned approximately $26 million to shareholders through share repurchases

*This press release contains financial measures in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in addition to non-GAAP financial measures. Reconciliations of the non-GAAP financial measures to the comparable GAAP measures are presented in the tables accompanying this release.

**Organic growth, formerly referred to as core growth, represents revenue growth excluding the impact of foreign exchange rates, acquisitions, and divestitures. A reconciliation of organic sales growth to the comparable net sales growth is presented in the tables accompanying this release.

MILWAUKEE--(BUSINESS WIRE)--December 19, 2023--Enerpac Tool Group Corp. (NYSE: EPAC) today announced results for its fiscal first quarter ended November 30, 2023.

“We began fiscal 2024 with another good quarter, underscored by solid top-line growth and greatly expanded profitability,” said Paul Sternlieb, Enerpac Tool Group’s President & CEO. “While we maintain a cautious tone regarding full-year results, given economic and geopolitical uncertainty, our performance demonstrates the continued benefits of Enerpac’s ASCEND transformation program, four-pillar growth strategy, and the permanent changes across the organization that are making Enerpac more efficient, more productive, and easier to do business with.”

Consolidated Results from Continuing Operations
(US$ in millions, except per share)
	Three Months Ended
	November 30, 2023	November 30, 2022
Net Sales	$142.0	$139.4
Operating Profit	$28.7	$12.3
Adjusted Op Profit	$32.4	$23.1
Net Income	$18.3	$6.4
Diluted EPS	$0.33	$0.11
Adjusted Diluted EPS	$0.39	$0.29
Adjusted EBITDA	$34.9	$26.6

First Quarter Fiscal 2024 Consolidated Results Comparisons

“First quarter gains in operating profit and margins reflect the success of our transformational initiatives that enhance productivity and efficiency at the gross profit and SG&A lines,” stated Tony Colucci, Executive Vice President and Chief Financial Officer. “Additionally, reported results reflect lower ASCEND-related charges.”

Consolidated net sales for the first quarter of fiscal 2024 were $142.0 million compared to $139.4 million in the prior-year period, an increase of 1.9%. Organic sales, excluding the disposition of Cortland Industrial and the impact of foreign currency, increased 5.5% year-over-year, with product sales up 4.2% and service revenues ahead 10.1%. Net sales growth for the Industrial Tools & Services (IT&S) reportable segment of 7.6%, with organic growth of 5.8%, was partly offset by a year-over-year decline at Cortland Biomedical, which comprises the Other operating segment.

Gross margin expanded approximately 360 basis points year-over-year to 52.3%, driven by operational improvements related to ASCEND, favorable sales mix, volume leverage, carryover price increases from fiscal 2023, and the disposition of Cortland Industrial. Selling, general and administrative expenses of $44.6 million were $9.6 million lower year-over-year. Adjusted SG&A was 29.0% of sales, down from 31.2% of sales in the year-ago period.

Operating profit increased 133% year-over-year to $28.7 million, with an operating profit margin of 20.2%, up from 8.8% in the first quarter of fiscal 2023. Adjusted operating profit increased 40% to $32.4 million, with an adjusted operating margin of 22.8%, a 620 basis point expansion over the prior-year period.

First quarter fiscal 2024 net earnings and diluted EPS were $18.3 million and $0.33 respectively, compared to $6.4 million and $0.11, respectively, in the year-ago period.

First quarter adjusted EBITDA was $34.9 million compared to $26.6 million in the year-ago period, achieving an adjusted EBITDA margin of 24.6%, up 550 basis points from 19.1% in the first quarter of fiscal 2023.

Net cash used by operating activities was $6.7 million for the first quarter of fiscal 2024 as compared to $17.5 million of cash provided by operations in the prior-year period. The decrease in cash from operations was primarily due to the timing of annual incentive compensation payments along with payments made for the ASCEND transformation program. In fiscal 2023, the annual incentive compensation payment was recorded in the second quarter.

Industrial Tools & Services (IT&S)
(US$ in millions)
	Three Months Ended
	November 30, 2023	November 30, 2022
Net Sales	$137.0	$127.3
Operating Profit	$35.6	$26.6
Operating Profit %	26.0%	20.9%
Adjusted Op Profit (1)	$38.5	$29.1
Adjusted Op Profit % (1)	28.1%	22.9%

(1) Excludes approximately $2.1 million of restructuring charges and $0.8 million of ASCEND charges in the first quarter of fiscal 2024 and approximately $0.9 million of restructuring charges and $1.5 million of ASCEND charges in the first quarter of fiscal 2023.

IT&S Results Comparisons

First quarter fiscal 2024 net sales for IT&S were $137.0 million, ahead 7.6% year-over-year with organic growth of 5.8%. Organic growth was driven by a 4.5% increase in product sales and a 10.1% increase in service revenues. The segment’s operating profit margin increased 510 basis points to 26.0% and adjusted operating profit margin improved 520 basis points to 28.1%.

Corporate Expenses from Continuing Operations

Corporate expenses were $8.9 million and $15.8 million for the first quarter of fiscal 2024 and fiscal 2023, respectively. The year-over-year decline was driven by significantly lower ASCEND-related charges during the quarter. Adjusted corporate expenses(2) of $8.1 million for the first quarter increased $0.7 million compared to the prior year, as a result of higher incentive compensation.

(2) First quarter fiscal 2024 adjusted corporate expense excludes approximately $0.3 million of restructuring charges, $0.4 million of ASCEND charges, and $0.1 million of impairment and divestiture charges as compared to approximately $0.1 million of restructuring charges, $7.9 million of ASCEND charges, and $0.4 million of leadership transition charges in the first quarter of fiscal 2023.

Balance Sheet and Leverage
(US$ in millions)	November 30, 2023	August 31, 2023	November 30, 2022
Cash Balance	$148.0	$154.4	$129.2
Debt Balance	$244.5	$214.1	$202.2
Net Debt to Adjusted EBITDA*	0.9x	0.6x	0.7x

*Calculated in accordance with the terms of the Company’s September 2022 Senior Credit Facility.

Net debt at November 30, 2023, was $96.5 million, resulting in a net debt to adjusted EBITDA ratio of 0.9x. The Company repurchased approximately one million shares of its common stock in the first quarter of fiscal 2024 for $26 million under its share repurchase program announced in March 2022.

Outlook

“With the solid start to fiscal 2024, we are on track to achieve our full-year financial objectives,” concluded Sternlieb.

As such, the Company affirms its fiscal 2024 guidance, projecting a net sales range of $590 million to $605 million. The forecast anticipates organic growth of approximately 2% to 4%, with expected adjusted EBITDA in the range of $142 million to $152 million, and free cash flow between $60 million to $70 million. This forecast is based on key foreign exchange rate assumptions and assumes the absence of a broad-based global recession. The key foreign exchange rates and other guidance assumptions are included in the presentation materials accompanying the earnings webcast.

Conference Call Information

An investor conference call is scheduled for 7:30 am CT on December 20, 2023. Webcast information and conference call materials, including an earnings presentation, are available on the Enerpac Tool Group company website (www.enerpactoolgroup.com).

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. In addition to statements with respect to guidance, the terms “outlook,” “guidance,” “may,” “should,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “objective,” “plan,” “project” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with such statements, risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements include, without limitation, general economic uncertainty, market conditions in the industrial, oil & gas, energy, power generation, infrastructure, commercial construction, truck and automotive industries, the impact of geopolitical activity, including the invasion of Ukraine by Russia and international sanctions imposed in response thereto, as well as the armed conflict involving Hamas and Israel, the ability of the Company to achieve its plans or objectives related to its growth strategy, market acceptance of existing and new products, market acceptance of price increases, successful integration of acquisitions, the impact of dispositions and restructurings, the ability of the Company to continue to achieve its objectives related to the ASCEND program, including any assumptions underlying its calculation of expected incremental operating profit or program investment, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, risks related to reliance on independent agents and distributors for the distribution and service of products, material, labor, or overhead cost increases, tax law changes, foreign currency risk, interest rate risk, commodity risk, tariffs, litigation matters, impairment of goodwill or other intangible assets, the Company’s ability to access capital markets and other risks and uncertainties that may be referred to or noted in the Company’s reports filed with the Securities and Exchange Commission from time to time, including those described in the Company’s Form 10-K for the fiscal year ended August 31, 2023 and most recent report on Form 10-Q. Enerpac Tool Group disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

Non-GAAP Financial Information

This press release contains financial measures that are not measures presented in conformity with GAAP. These non-GAAP measures include organic growth, EBITDA from continuing operations, adjusted EBITDA from continuing operations, adjusted earnings from continuing operations, adjusted diluted earnings per share from continuing operations, adjusted operating profit from continuing operations, segment adjusted operating profit and adjusted EBITDA, adjusted corporate expense, adjusted SG&A expense, free cash flow and net debt. This press release includes reconciliations of non-GAAP measures to the most comparable GAAP measure, included in the tables attached to this press release or in footnotes to the tables included in this press release. Management believes the non-GAAP measures presented in this press release are commonly used financial measures for investors to evaluate Enerpac Tool Group’s operating performance and financial position with respect to the periods presented and, when read in conjunction with the condensed consolidated financial statements, present a useful tool to evaluate ongoing operations and provide investors with metrics they can use to evaluate aspects of the Company’s performance from period to period. In addition, these are some of the financial metrics management uses in internal evaluations of the overall performance of the Company’s business. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

About Enerpac Tool Group

Enerpac Tool Group Corp. is a premier industrial tools, services, technology, and solutions provider serving a broad and diverse set of customers and end markets for mission-critical applications in more than 100 countries. The Company makes complex, often hazardous jobs possible safely and efficiently. Enerpac Tool Group’s businesses are global leaders in high pressure hydraulic tools, controlled force products, and solutions for precise positioning of heavy loads that help customers safely and reliably tackle some of the most challenging jobs around the world. The Company was founded in 1910 and is headquartered in Menomonee Falls, Wisconsin. Enerpac Tool Group common stock trades on the NYSE under the symbol EPAC. For further information on Enerpac Tool Group and its businesses, visit the Company's website at www.enerpactoolgroup.com.

(tables follow)

Enerpac Tool Group Corp.
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	November 30,	August 31,
	2023	2023
Assets
Current assets
Cash and cash equivalents	$147,956	$154,415
Accounts receivable, net	94,925	97,649
Inventories, net	80,081	74,765
Other current assets	36,997	28,811
Total current assets	359,959	355,640

Property, plant and equipment, net	37,963	38,968
Goodwill	266,538	266,494
Other intangible assets, net	37,726	37,338
Other long-term assets	63,381	64,157

Total assets	$765,567	$762,597

Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable	$45,505	$50,483
Accrued compensation and benefits	21,775	33,194
Current maturities of long-term debt	4,375	3,750
Income taxes payable	4,772	3,771
Other current liabilities	50,557	56,922
Total current liabilities	126,984	148,120

Long-term debt, net	240,128	210,337
Deferred income taxes	6,031	5,667
Pension and postretirement benefit liabilities	10,168	10,247
Other long-term liabilities	60,580	61,606
Total liabilities	443,891	435,977

Shareholders' equity
Capital stock	16,793	16,752
Additional paid-in capital	223,474	220,472
Treasury stock	(826,622)	(800,506)
Retained earnings	1,028,871	1,011,112
Accumulated other comprehensive loss	(120,840)	(121,210)
Stock held in trust	(3,576)	(3,484)
Deferred compensation liability	3,576	3,484
Total shareholders' equity	321,676	326,620

Total liabilities and shareholders' equity	$765,567	$762,597

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Earnings
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	November 30,	November 30,
	2023	2022
Net sales	$141,970	$139,382
Cost of products sold	67,720	71,476
Gross profit	74,250	67,906

Selling, general and administrative expenses	42,216	53,247
Amortization of intangible assets	824	1,368
Restructuring charges	2,401	982
Impairment & divestiture charges	147	-
Operating profit	28,662	12,309

Financing costs, net	3,697	2,815
Other expense, net	991	702
Earnings before income tax expense	23,974	8,792

Income tax expense	5,669	2,383
Net earnings from continuing operations	18,305	6,409
(Loss) earnings from discontinued operations, net of income taxes	(567)	1,044
Net earnings	$17,738	$7,453

Earnings per share from continuing operations
Basic	$0.34	$0.11
Diluted	0.33	0.11

(Loss) earnings per share from discontinued operations
Basic	$(0.01)	$0.02
Diluted	(0.01)	0.02

Earnings per share*
Basic	$0.33	$0.13
Diluted	0.32	0.13

Weighted average common shares outstanding
Basic	54,527	56,886
Diluted	55,008	57,317

*The total of earnings per share from continuing operations and loss (earnings) per share from discontinued operations may not equal earnings per share due to rounding.

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	November 30,	November 30,
	2023	2022
Operating Activities
Cash (used in) provided by operating activities - continuing operations	$(3,917)	$17,814
Cash used in operating activities - discontinued operations	(2,758)	(281)
Cash (used in) provided by operating activities	$(6,675)	$17,533

Investing Activities
Capital expenditures	(1,567)	(2,535)
Purchase of business assets	(1,027)	-
Cash used in investing activities - continuing operations	$(2,594)	$(2,535)
Cash used in investing activities	$(2,594)	$(2,535)

Financing Activities
Borrowings on revolving credit facility	39,000	14,000
Principal repayments on revolving credit facility	(8,000)	(11,000)
Principal repayments on term loan	(625)	-
Proceeds from issuance of term loan	-	200,000
Payment for redemption of revolver	-	(200,000)
Swingline borrowings/repayments, net	-	(4,000)
Payment of debt issuance costs	-	(2,417)
Purchase of treasury shares	(26,116)	-
Stock options, taxes paid related to the net share settlement of equity awards & other	236	3
Payment of cash dividend	(2,178)	(2,274)
Cash provided by (used in) financing activities - continuing operations	$2,317	$(5,688)
Cash provided by (used in) financing activities	$2,317	$(5,688)

Effect of exchange rate changes on cash	493	(766)

Net (decrease) increase from cash and cash equivalents	$(6,459)	$8,544
Cash and cash equivalents - beginning of period	154,415	120,699
Cash and cash equivalents - end of period	$147,956	$129,243

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures for Continuing Operations
(In thousands)	Fiscal 2023					Fiscal 2024
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Net Sales
Industrial Tools & Services Segment	$127,297	$130,904	$144,126	$152,851	$555,178	$137,035	$-	$-	$-	$137,035
Other	12,085	11,056	12,127	7,758	43,026	4,935	-	-	-	4,935
Enerpac Tool Group	$139,382	$141,960	$156,253	$160,609	$598,204	$141,970	$-	$-	$-	$141,970

% Net Sales Growth
Industrial Tools & Services Segment	5%	4%	3%	9%	5%	8%	-	-	-	8%
Other	26%	4%	5%	-36%	-2%	-59%	-	-	-	-59%
Enerpac Tool Group	6%	4%	3%	6%	5%	2%	-	-	-	2%

Adjusted Selling, general and administrative expenses
Selling, general and administrative expenses	$53,247	$52,059	$48,809	$50,949	$205,063	$42,216	$-	$-	$-	$42,216
Leadership transition charges	(400)	(202)	(90)	(90)	(783)	-	-	-	-	-
M&A charges	-	(196)	(166)	(653)	(1,015)	-	-	-	-	-
ASCEND transformation program charges	(9,382)	(11,197)	(5,536)	(8,381)	(34,495)	(1,093)	-	-	-	(1,093)
Adjusted Selling, general and administrative expenses	$43,465	$40,464	$43,017	$41,825	$168,770	$41,123	$-	$-	$-	$41,123

Adjusted Selling, general and administrative expenses %
Enerpac Tool Group	31.2%	28.5%	27.5%	26.0%	28.2%	29.0%	-	-	-	29.0%

Adjusted Operating profit
Operating profit	$12,309	$13,972	$25,439	$32,202	$83,922	$28,662	$-	$-	$-	$28,662
Impairment & divestiture (benefit) charges	-	-	-	(6,155)	(6,155)	147	-	-	-	147
Restructuring charges (1)	982	2,987	2,252	1,461	7,681	2,401	-	-	-	2,401
Leadership transition charges	400	202	90	90	783	-	-	-	-	-
M&A charges	-	196	166	653	1,015	-	-	-	-	-
ASCEND transformation program charges	9,419	11,372	5,947	8,681	35,419	1,229	-	-	-	1,229
Adjusted operating profit	$23,110	$28,729	$33,894	$36,932	$122,665	$32,439	$-	$-	$-	$32,439

Adjusted Operating Profit by Segment
Industrial Tools & Services Segment	$29,099	$34,836	$39,814	$45,269	$149,019	$38,470	$-	$-	$-	$38,470
Other	1,424	1,156	1,965	254	4,799	2,118	-	-	-	2,118
Corporate / General	(7,413)	(7,263)	(7,885)	(8,591)	(31,153)	(8,149)	-	-	-	(8,149)
Adjusted operating profit	$23,110	$28,729	$33,894	$36,932	$122,665	$32,439	$-	$-	$-	$32,439

Adjusted Operating Profit % by Segment
Industrial Tools & Services Segment	22.9%	26.6%	27.6%	29.6%	26.8%	28.1%	-	-	-	28.1%
Other	11.8%	10.5%	16.2%	3.3%	11.2%	42.9%	-	-	-	42.9%
Adjusted Operating Profit %	16.6%	20.2%	21.7%	23.0%	20.5%	22.8%	-	-	-	22.8%

EBITDA from Continuing Operations (2)
Net earnings from continuing operations	$6,409	$7,158	$16,976	$23,105	$53,649	$18,305	$-	$-	$-	$18,305
Financing costs, net	2,815	3,105	3,250	3,219	12,389	3,697	-	-	-	3,697
Income tax expense	2,383	2,988	4,688	5,190	15,249	5,669	-	-	-	5,669
Depreciation & amortization	4,193	4,226	4,084	3,810	16,313	3,426	-	-	-	3,426
EBITDA	$15,800	$17,477	$28,998	$35,324	$97,600	$31,097	$-	$-	$-	$31,097

Adjusted EBITDA from Continuing Operations (2)
EBITDA	$15,800	$17,477	$28,998	$35,324	$97,600	$31,097	$-	$-	$-	$31,097
Impairment & divestiture (benefit) charges	-	-	-	(6,155)	(6,155)	147	-	-	-	147
Restructuring charges (1)	982	2,987	2,252	1,461	7,681	2,401	-	-	-	2,401
Leadership transition charges	400	202	90	90	783	-	-	-	-	-
M&A charges	-	196	166	653	1,015	-	-	-	-	-
ASCEND transformation program charges	9,419	11,372	5,947	8,681	35,419	1,229	-	-	-	1,229
Adjusted EBITDA	$26,601	$32,234	$37,453	$40,054	$136,343	$34,874	$-	$-	$-	$34,874

Adjusted EBITDA by Segment
Industrial Tools & Services Segment	$31,698	$37,458	$42,525	$47,952	$159,633	$40,880	$-	$-	$-	$40,880
Other	2,316	2,050	2,855	739	7,961	2,324	-	-	-	2,324
Corporate / General	(7,413)	(7,274)	(7,927)	(8,637)	(31,251)	(8,330)	-	-	-	(8,330)
Adjusted EBITDA	$26,601	$32,234	$37,453	$40,054	$136,343	$34,874	$-	$-	$-	$34,874

Adjusted EBITDA % by Segment
Industrial Tools & Services Segment	24.9%	28.6%	29.5%	31.4%	28.8%	29.8%	-	-	-	29.8%
Other	19.2%	18.5%	23.5%	9.5%	18.5%	47.1%	-	-	-	47.1%
Adjusted EBITDA %	19.1%	22.7%	24.0%	24.9%	22.8%	24.6%	-	-	-	24.6%

Notes:
(1) Approximately $0.6 million of the Q4 fiscal 2023 restructuring charges were recorded in cost of products sold.
(2) EBITDA represents net earnings from continuing operations before financing costs, net, income tax expense, and depreciation & amortization. Neither EBITDA nor adjusted EBITDA are calculated based upon generally accepted accounting principles ("GAAP"). The amounts included in the EBITDA and adjusted EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Earnings. EBITDA and adjusted EBITDA should not be considered as alternatives to net earnings, operating profit or operating cash flows. The Company has presented EBITDA and adjusted EBITDA because it regularly reviews these performance measures. In addition, EBITDA and adjusted EBITDA are used by many of our investors and lenders, and are presented as a convenience to them. The EBITDA and adjusted EBITDA measures presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)
(In thousands)	Fiscal 2023	Fiscal 2024
	Q1	Q1
Net Sales by Segment
Industrial Tools & Services Segment	$127,297	$137,035
Other	12,085	4,935
Total	$139,382	$141,970

Plus: Fx Impact on Net Sales
Industrial Tools & Services Segment	$2,262	$-
Other	-	-
Total	$2,262	$-

Plus: Impact from Divestitures or Acquisitions on Net Sales
Industrial Tools & Services Segment	$-	$-
Other	(7,031)	-
Total	$(7,031)	$-

Organic Sales by Segment (3)
Industrial Tools & Services Segment	$129,559	$137,035
Other	5,054	4,935
Total	$134,613	$141,970

Organic Sales Growth (Decline) %
Industrial Tools & Services Segment		6%
Other		-2%
Total		5%

Net Sales by Product Line
Product	$111,002	$109,856
Service	28,380	32,114
Total	$139,382	$141,970

Plus: Fx Impact on Net Sales
Product	$1,481	$-
Service	781	-
Total	$2,262	$-

Plus: Impact from Divestitures or Acquisitions on Net Sales
Product	(7,031)	-
Service	-	-
Total	$(7,031)	$-

Organic Sales by Segment (3)
Product	$105,452	$109,856
Service	29,161	32,114
Total	$134,613	$141,970

Organic Sales Growth (Decline) %
Product		4%
Service		10%
Total		5%

(3) Organic Sales (formerly referred to as "core sales") is defined as sales excluding the impact to foreign currency changes and the impact from recent acquisitions and divestitures to net sales

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)
(In thousands, except for per share amounts)
	Fiscal 2023					Fiscal 2024
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Adjusted Earnings (4)
Net Earnings	$7,453	$4,497	$12,380	$22,231	$46,561	$17,738	$-	$-	$-	$17,738
Earnings (loss) from Discontinued Operations, net of income tax	1,044	(2,661)	(4,596)	(874)	(7,088)	(567)	-	-	-	(567)
Net Earnings from Continuing Operations	$6,409	$7,158	$16,976	$23,105	$53,649	$18,305	$-	$-	$-	$18,305
Impairment & divestiture (benefit) charges	-	-	-	(6,155)	(6,155)	147	-	-	-	147
Restructuring charges (1)	982	2,987	2,252	1,461	7,681	2,401	-	-	-	2,401
Leadership transition charges	400	202	90	90	783	-	-	-	-	-
M&A charges	-	196	166	653	1,015	-	-	-	-	-
ASCEND transformation program charges	9,419	11,372	5,947	8,681	35,419	1,229	-	-	-	1,229
Accelerated debt issuance costs	317	-	-	-	317
Net tax effect of reconciling items above	(719)	(1,652)	(3,197)	(4,408)	(9,976)	(411)	-	-	-	(411)
Other income tax expense	-	144	-	-	144	-	-	-	-	-
Adjusted Net Earnings from Continuing Operations	$16,808	$20,407	$22,234	$23,427	$82,877	$21,671	$-	$-	$-	$21,671

Adjusted Diluted Earnings per share (4)
Net Earnings	$0.13	$0.08	$0.22	$0.40	$0.82	$0.32	$-	$-	$-	$0.32
Earnings (loss) from Discontinued Operations, net of income tax	0.02	(0.05)	(0.08)	(0.02)	(0.12)	(0.01)	-	-	-	(0.01)
Net Earnings from Continuing Operations	$0.11	$0.12	$0.30	$0.41	$0.94	$0.33	$-	$-	$-	$0.33
Impairment & divestiture (benefit) charges, net of tax effect	-	-	-	(0.11)	(0.11)	0.00	-	-	-	0.00
Restructuring charges (1), net of tax effect	0.02	0.05	0.03	0.01	0.11	0.04	-	-	-	0.04
Leadership transition charges, net of tax effect	0.01	0.00	0.00	0.00	0.01	-	-	-	-	-
M&A charges, net of tax effect	-	0.00	0.00	0.01	0.01	-	-	-	-	-
ASCEND transformation program charges, net of tax effect	0.15	0.17	0.06	0.10	0.48	0.02	-	-	-	0.02
Accelerated debt issuance costs, net of tax effect	0.01	0.00	0.00	0.00	0.00	-	-	-	-	-
Other income tax expense	-	0.00	-	-	-	-	-	-	-	-
Adjusted Diluted Earnings per share from Continuing Operations	$0.29	$0.35	$0.39	$0.42	$1.45	$0.39	$-	$-	$-	$0.39

Free Cash Flow
Cash provided by (used in) operating activities	$17,533	$(7,756)	$17,254	$50,572	$77,603	$(6,675)	$-	$-	$-	$(6,675)
Capital expenditures	(2,535)	(2,346)	(2,915)	(919)	(8,715)	(1,567)	-	-	-	(1,567)
Free Cash Flow	$14,998	$(10,102)	$14,339	$49,653	$68,888	$(8,242)	$-	$-	$-	$(8,242)

Notes continued:
(4) Adjusted earnings from continuing operations and adjusted diluted earnings per share represent net earnings and diluted earnings per share per the Condensed Consolidated Statements of Earnings net of charges or credits for items to be highlighted for comparability purposes. These measures are not calculated based upon GAAP and should not be considered as an alternative to net earnings or diluted earnings per share or as an indicator of the Company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Enerpac Tool Group companies.

For all reconciliations of GAAP measures to Non-GAAP measures, the summation of the individual components may not equal the total due to rounding. With respect to the earnings per share reconciliations the impact of share dilution on the calculation of the net earnings or loss per share and discontinued operations per share may result in the summation of these components not equaling the total earnings per share from continuing operations.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP To Non-GAAP Guidance
(In millions)
	Fiscal 2024
	Low	High
Reconciliation of Continued Operations GAAP Operating Profit
To Adjusted EBITDA (5)
GAAP Operating profit	$113	$130
ASCEND transformation program charges	10	7
Restructuring charges	5	3
Adjusted operating profit	$128	$140
Other expense, net	(1)	(1)
Depreciation & amortization	15	13
Adjusted EBITDA	$142	$152

Reconciliation of GAAP Cash Flow From Operations to Free Cash Flow
Cash provided by operating activities	$72	$87
Capital expenditures	(12)	(17)
Free Cash Flow Guidance	$60	$70

Notes continued:
(5) Management does not provide guidance on GAAP financial measures as we are unable to predict and estimate with certainty items such as potential impairments, refinancing costs, business divestiture gains/losses, discrete tax adjustments, or other items impacting GAAP financial metrics. As a result, we have included above only those items about which we are aware and are reasonably likely to occur during the guidance period covered.

Contacts

Travis Williams
Director of Investor Relations
+1.262.293.1912